Form N-SAR

Sub Item 77E
Legal Proceedings
333-33978, 811-09885

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Investment Fund Annual Reports to Shareholders, filed on Form N-CSR on September 29, 2009, accession number 0000950123-09-046965 (File No. 2-34393).